        As filed with the Securities and Exchange Commission on October 18, 2001
                                                   Registration No. 333-________
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                -----------------

                                    FORM S-8

                             REGISTRATION STATEMENT

                                      Under

                           The Securities Act of 1933

                                -----------------

                          NUMERICAL TECHNOLOGIES, INC.
             (Exact name of Registrant as specified in its charter)

                  Delaware                           94-3232104
  (State or other jurisdiction of      (I.R.S. Employer Identification Number)
   incorporation or organization)

                             70 West Plumeria Drive
                           San Jose, California 95134
                    (Address of principal executive offices)

                                -----------------

                                 2000 Stock Plan
                  2000 Employee Stock Purchase Plan Stock Plan
                       2001 Nonstatutory Stock Option Plan
                           (Full titles of the plans)

                                -----------------

                                Yagyensh C. Pati
                      President and Chief Executive Officer
                          NUMERICAL TECHNOLOGIES, INC.
                             70 West Plumeria Drive
                           San Jose, California 95134
                                 (408) 919-1910
            (Name, address and telephone number of agent for service)

                                -----------------


                                    Copy to:

                               John V. Roos, Esq.
                     Wilson Sonsini Goodrich & Rosati, P.C.
                               650 Page Mill Road
                           Palo Alto, California 94304

                                -----------------

                         CALCULATION OF REGISTRATION FEE


====================================================================================================================================
        Title of Securities to be Registered                                Proposed Maximum     Proposed Maximum       Amount of
                                                          Amount to be       Offering Price          Aggregate        Registration
                                                         Registered (1)       Per Share (2)     Offering Price (2)         Fee
------------------------------------------------------------------------------------------------------------------------------------
Common Stock, $.0001 par value                              3,302,605           $19.5159           $64,453,328.14       $16,113.34
====================================================================================================================================
 (1) Pursuant to Rule 429 of the Securities Act of 1933, as amended (the "Securities Act"), the prospectus delivered to participants under the Registrant's 2000 Stock Plan (the "2000 Plan") also relates to 2,838,504 shares previously registered under Form S-8
     Registration No. 333-45938. Pursuant to Rule 429 of the Securities Act, the prospectus delivered to participants under the
     Registrant's 2000 Employee Stock Purchase Plan (the "Purchase Plan") also relates to 300,000 shares previously registered under
     Form S-8 Registration No. 333-45938. Includes 1,702,605 shares to be registered under the 2000 Plan, 1,000,000 shares to be registered under the 2001 Nonstatutory Stock Option Plan (the "2001 Plan") and 600,000 shares to be registered under the
     Purchase Plan.

(2)  The Proposed Maximum Offering Price Per Share was estimated in part pursuant to Rule 457(h) under the Securities Act, and, in part, pursuant to Rule 457(c) under the Securities Act. With respect to 402,726 shares which are subject to outstanding options to purchase Common Stock under the 2000 Plan, the Proposed Maximum Offering Price Per Share was estimated pursuant to
     Rule 457(h) under which Rule the per share price of options to purchase stock under an employee stock option plan may be estimated by reference to the exercise price of such options. The weighted average exercise price of the 402,726 shares subject to outstanding options under the 2000 Plan to be registered is $14.59. With respect to (i) 1,299,879 shares of Common Stock available for future grant under the 2000 Plan, (ii) 1,000,000 shares of Common Stock available for future grant under the 2001
     Plan and (iii) 600,000 shares of Common Stock available for future grant under the Purchase Plan, the Proposed Maximum Offering
     Price Per Share was estimated pursuant to Rule 457(c) whereby the per share price was determined by reference to the average between the high and low prices reported in the Nasdaq National Market on October 16, 2001, which average was $20.20. The number referenced above in the table entitled "Proposed Maximum Offering Price Per Share" represents a weighted average of the foregoing estimates calculated in accordance with Rules 457(h) and 457(c).
====================================================================================================================================

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference
------------------------------------------------

     We hereby incorporate by reference in this registration statement the following documents:

     (a) Our Annual Report on Form 10-K for the fiscal year ended December 31, 2000, pursuant to Section 13 of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

     (b) Our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2001 and June 30, 2001, filed pursuant to Section 3 of the Exchange Act.

     (c) The description of our common stock to be offered hereby is contained in our registration statement on Form 8-A filed with the Securities and Exchange Commission on March 20, 2000 pursuant to Section 12(g) of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

     All documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

Item 4.  Description of Securities
----------------------------------

     Not applicable.

Item 5.  Interests of Named Experts and Counsel
-----------------------------------------------

     The validity of the securities registered hereby has been passed upon for us by Wilson Sonsini Goodrich & Rosati, Professional Corporation ("WSGR"), Palo Alto, California. John V. Roos, a member of WSGR, owns 10,000 shares of our common stock. In addition, an aggregate of 43,979 shares of the Company's Common Stock have been distributed to certain current and former members or employees of WSGR.

Item 6.  Indemnification of Directors and Officers
--------------------------------------------------

     Our amended and restated certificate of incorporation limits the personal liability of directors for breach of fiduciary duty to the maximum extent permitted by Delaware law. Delaware law provides that directors of a corporation will not be personally liable to us or our stockholders for monetary damages for breach of their fiduciary duties as directors, except for:

     o any breach of the director's duty of loyalty to us or our stockholders;

     o acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

     o unlawful payments of dividends or unlawful stock repurchases, redemptions or other distributions; or

     o any transaction from which the director derived an improper personal benefit.

     Our bylaws require that we indemnify our directors and officers to the extent permitted by Delaware law. We may, in our discretion, indemnify other employees and agents to the extent permitted by Delaware law. We believe that indemnification under our bylaws covers at least negligence and gross negligence on the part of indemnified parties. Our bylaws also permit us to secure insurance on behalf of any of our officers, directors, employees or other agents for any liability incurred in that capacity or arising out of that status, regardless of whether indemnification is permitted under Delaware law.

     We have also entered into agreements to indemnify our directors and officers. These agreements indemnify our directors and officers for some expenses, including attorneys' fees, judgments, fines and settlement amounts incurred by them in any action or proceeding, including any action by or in the right of our company, arising out of their services as one of our directors or officers, any of our subsidiaries or any other company or enterprise to which the person provides services at our request. In addition, we have obtained directors' and officers' insurance providing indemnification for some of our directors, officers and employees for certain liabilities. We believe that these provisions, agreements and insurance are necessary to attract and retain qualified directors and officers.

     The limited liability and indemnification provisions in our certificate of incorporation and bylaws may discourage stockholders from bringing a lawsuit against our directors for breach of their fiduciary duty and may reduce the likelihood of derivative litigation against our directors and officers, even though a derivative action, if successful, might otherwise benefit us and our stockholders. Moreover, a stockholder's investment in us may be adversely affected to the extent we pay the costs of settlement or damage awards against our directors and officers under these indemnification provisions.

Item 7.  Exemption From Registration Claimed
--------------------------------------------

     Not applicable.

Item 8.  Exhibits
-----------------

        4.1*        2000 Stock Plan and related agreements.
        4.2*        2000 Employee Stock Purchase Plan and related agreements.
        4.3         2001 Nonstatutory Stock Option Plan and related agreement.
        5.1         Opinion of Wilson Sonsini Goodrich & Rosati, P.C., as to the
                    legality of securities being registered.
       23.1         Consent of PricewaterhouseCoopers LLP.
       23.2         Consent of Counsel (contained in Exhibit 5.1).
       24.1         Power of Attorney (see page II-5).
__________
* Incorporated by reference to registration statement on Form S-1 (File No. 333-95695) as declared effective by the Securities and Exchange Commission on April 6, 2000.

Item 9.  Undertakings
---------------------

     (a)  Rule 415 Offering The undersigned registrant hereby undertakes:
          -----------------

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b)  Filings incorporating subsequent Exchange Act documents by reference

     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c)  Request for acceleration of effective date or filing of registration
          --------------------------------------------------------------------
statement on Form S-8
---------------------

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, State of California, on October 17, 2001.

                                 NUMERICAL TECHNOLOGIES, INC.

                                 By:  /s/ Yagyensh C. Pati
                                      ------------------------------------------
                                      Yagyensh C. Pati
                                      President and Chief Executive Officer

                                POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Yagyensh C. Pati and Richard Mora, jointly and severally, his attorneys-in-fact, each with the power of substitution, for him in any and all capacities, to sign any amendments to this registration statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

     Signature                       Title                            Date
--------------------     ---------------------------------      ----------------

/s/ Yagyensh C. Pati     President and Chief Executive          October 17, 2001
--------------------     Officer and Director (Principal
(Yagyensh C. Pati)       Executive Officer)

/s/ Richard Mora         Chief Financial Officer and Vice       October 17, 2001
--------------------     President, Operations (Principal
(Richard Mora)           Financial and Accounting Officer)

/s/ William Davidow      Chairman of the Board                  October 17, 2001
--------------------
(William Davidow)

/s/ Abbas El Gamal       Director                               October 17, 2001
--------------------
(Abbas El Gamal)

/s/ Narendra Gupta       Director                               October 17, 2001
--------------------
(Narendra Gupta)

/s/ Harvey Jones         Director                               October 17, 2001
--------------------
(Harvey Jones)

/s/ Thomas Kailath       Director                               October 17, 2001
--------------------
(Thomas Kailath)

/s/ Roger Sturgeon       Director                               October 17, 2001
--------------------
(Roger Sturgeon)

/s/ Yao-Ting Wang        Director                               October 17, 2001
--------------------
(Yao-Ting Wang)

                          NUMERICAL TECHNOLOGIES, INC.

                       REGISTRATION STATEMENT ON FORM S-8

                                  EXHIBIT INDEX

Exhibit
Number         Description
-------        -----------
  4.1*         2000 Stock Plan and related agreements.
  4.2*         2000 Employee Stock Purchase Plan and related agreements.
  4.3          2001 Nonstatutory Stock Option Plan and related agreement.
  5.1          Opinion of Wilson Sonsini Goodrich & Rosati, P.C., as to the
               legality of securities being registered.
 23.1          Consent of PricewaterhouseCoopers LLP.
 23.2          Consent of Counsel (contained in Exhibit 5.1).
 24.1          Power of Attorney (see page II-5).
__________
* Incorporated by reference to registration statement on Form S-1 (File No. 333-95695) as declared effective by the Securities and Exchange Commission on April 6, 2000.